EXHIBIT NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 33-74668 on Form N-1A of our reports, each dated February 14, 2020, relating to the financial statements and financial highlights of MFS Global Equity Series, MFS Growth Series, MFS Investors Trust Series, MFS Mid Cap Growth Series, MFS New Discovery Series, MFS Research Series, MFS Total Return Bond Series, MFS Total Return Series, MFS Utilities Series and MFS Value Series appearing in the Annual Reports on Form N-CSR of MFS Variable Insurance Trust for the year ended December 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” and “Appendix L — Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2020